SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 29, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the signing of a licensing agreement with Japan's leading operator of laser surgery clinics.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated March 29, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 21, 2000	By:/s/Charles F. Hertlein, Jr. _____________________________ Charles F. Hertlein, Jr. Assistant Secretary

Contacts:	Stephen Joffe, Chairman & CEO Larry Rapp, Treasurer & CFO LCA-Vision Inc. 513-792-9292	Joel Pomerantz (Media) Ken DiPaola (IR) The Dilenschneider Group 212-922-0900

LCA-VISION SIGNS LICENSING AGREEMENT WITH

JAPAN'S LEADING OPERATOR OF LASER SURGERY CLINICS

Rei Corporation Plans to Open LasikPlus Centers Throughout Japan

LCA-Vision Will Receive Licensing Fee, Percentage Gross Annual Revenues

CINCINNATI, March 29, 2000 -- LCA-Vision, Inc. (Nasdaq NM:LCAV), a leading U.S provider of laser vision correction services, today announced that it has agreed to license the company's LasikPlus brand name to Japan's Rei Corporation, among that nation's largest operators of outpatient aesthetic and dermatological laser surgery clinics. Privately held Rei plans to open LasikPlus centers throughout Japan, beginning with three centers in Tokyo in the next few months.

In addition to exclusive rights to the LasikPlus name in Japan, the agreement calls for LCA-Vision to provide The Rei Corporation with administrative and marketing advisory services in return for an initial per center licensing fee plus 12 percent of gross annual revenues. REI will also undertake a $2 million marketing campaign to support the opening of its first three centers in Tokyo, and plans to aggressively promote laser vision correction throughout Japan.

LCA-Vision Chairman and CEO Stephen N. Joffe commented: "The Rei Corporation is a respected and highly successful operator of outpatient laser surgery centers. They understand the market, the culture, and the power of a strong brand name. Rei is perfectly positioned to begin the aggressive introduction of laser vision correction in this large and promising market.

"With patient acceptance still in its infancy in Japan, our short term revenue expectations are extremely modest. However, Japan has a well-educated population, very high per capita income, and, in terms of procedure numbers, it is today where the U.S. was in late 1995 when the FDA first approved laser vision correction. Given the homogeneous nature of the market, we, and Rei, believe acceptance will grow dynamically once the market becomes more aware of the procedure's outstanding record for safety and efficacy."

LCA-Vision currently owns and operates a total of 25 laser vision correction centers in the U.S., Canada, and Europe. In 2000, the company plans to roll-out a minimum of eight additional LasikPlus centers in the U.S. LCA-Vision also operates The National Lasik Network, a provider network that, in partnership with Cole Managed Vision, offers laser vision correction services in markets serving more than 90 percent of the U.S. population.

For more information, visit our Web site at www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.